Exhibit 4-c


                   FORM OF FACE OF FLOATING RATE NOTE



Registered                                                 Principal Amount
                                SOUTHWESTERN BELL          $
No. D-                          TELEPHONE COMPANY          CUSIP

                       MEDIUM-TERM NOTE, SERIES D
               Due Nine Months or More From Date of Issue

Issue Price:                     Interest Determination Date:

Original Issue Date:             Settlement Date:

Interest Reset Dates:            Record Dates:

Initial Interest Rate:           Interest Payment Dates:

Interest Rate:               Base Rate:

Specified Currency:          Maximum Interest Rate:

Minimum Denominations:       Minimum Interest Rate:


Exchange Rate Agent:         Spread:

Maturity Date:               Interest Period:

Index Maturity:              Calculation Agent:

Additional Terms:            Calculation Date:

Initial  Redemption Date:

                        The Optional Redemption Price shall be___% of the principal amount of this Note to be redeemed and shall decline at each one year anniversary of the Initial Redemption Date by ___% of the principal amount to be redeemed until the Optional Redemption Price is 100% of such principal amount.

Southwestern Bell Telephone Company, a Missouri corporation, (herein called "the Company"), for value received, hereby promises to pay to _____________________________________, or registered assigns, the principal sum
of  _________________________   dollars  ($___________)  on  the  Maturity  Date
specified above, and to pay interest on said principal sum, on the Interest Payment Dates specified above and on the Maturity Date, commencing on the next Interest Payment Date succeeding the Original Issue Date specified above, at an interest rate (the "Interest Rate") equal to the Initial Interest Rate specified above, until the first Interest Determination Date specified above following the first Interest Reset Date specified above, and thereafter, as determined in accordance with the provisions specified in Annex A hereto, from the Original Issue Date or the most recent date to which interest has been paid or duly provided for, until the principal hereof becomes due and payable, and on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest at the Interest Rate. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date, will be paid to the person in whose name this Note is registered on the close of business on the Record Date specified above (whether or not a Business Day (as defined below)) next preceding such Interest Payment Date, unless the Original Issue Date occurs between such Record Date and such Interest Payment Date, in which case the interest will be paid on the Interest Payment Date following the next succeeding Record Date to the Person in whose name the Note shall have been registered on the Original Issue Date. Principal, premium, if any, and interest payable on the Maturity Date or the date fixed for redemption, as the case may be, will be payable to the Person in whose name this
Note is registered on the Maturity Date or the date fixed for redemption, as the case may be.

Payment of the principal, premium, if any, and interest on this Note due at the Maturity Date or upon redemption will be made at the Maturity Date or upon redemption, as the case may be, upon presentation of this Note, in immediately available funds, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the city of New York. Payment of interest on this Note due on an Interest Payment Date will be paid, if the Note is not a Global Security, by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register (notwithstanding the foregoing, a holder of U.S. $10,000,000 or more in aggregate principal amount of Notes of like tenor and term (or a holder of the equivalent thereof in a Specified Currency other than U.S. dollars) shall be entitled to receive such interest payments in immediately available funds, but only if appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable Record Date), and if the Note is a Global Security, by wire transfer to The Depository Trust Company or its nominee, in accordance with the Medium-Term Notes, Series D Administrative Procedures. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest will be computed on the basis of an actual year of actual months.

As used herein, "Business Day" means any day, other than a Saturday or Sunday, on which banks in the city of New York are not required or authorized by law to close.

All payments in respect of this Note will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, the Company or its agent will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof; provided, however, that the Holder hereof may, if so indicated above, elect to receive all payments in such Specified Currency by delivery of a written request to the Company's paying agent (the "Paying Agent") in the city of New York, which must be received by the Paying Agent on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date or the date fixed for redemption, as the case may be. Such election will remain in effect unless and until changed by written notice to the Paying Agent, but the Paying Agent must receive written notice of any such change on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date or the date fixed for redemption, as the case may be. Until the Notes are paid or payment therefor is provided for, the Company will, at all times, maintain a Paying Agent in the city of New York capable of performing the duties described herein to be performed by the Paying Agent. If the Company determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Holder thereof may not so elect to receive payments in the Specified Currency, and any such outstanding election shall be automatically suspended, until the Company determines that the Specified Currency is again available for making such payments.

In the event of an official redenomination of the Specified Currency shown above, the obligations of the Company with respect to payments on this Note shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. In no event, however, shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

This Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee.

IN WITNESS WHEREOF, SOUTHWESTERN BELL TELEPHONE COMPANY has caused this instrument to be signed in its name by the facsimile signatures of its Vice President and Treasurer and has caused a facsimile of its corporate seal to be imprinted hereon.

                                             SOUTHWESTERN BELL
                                             TELEPHONE COMPANY



Date:  ______________________                 By:

                                                 Donald E. Kiernan
                                                 Vice President


                                              By:

      Roger W. Wohlert
                                                 Treasurer


Trustee's Certificate of Authentication

This is one of the Medium-Term Notes of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:  ____________________________
    Authorized Signature

Agency     for     transfer,      exchange     and     payment:      THE
BANK OF NEW YORK

                          REVERSE OF FLOATING RATE NOTE

                  SOUTHWERSTERN BELL TELEPHONE COMPANY
                       MEDIUM-TERM NOTE, SERIES D


This Note is one of a duly authorized issue of notes of the Company (the "Securities") of the series specified on the face hereof (hereinafter called the "Notes") limited in aggregate principal amount to U.S. $1,750,000,000 (or the equivalent thereof in one or more currencies or currency units), issued or to be issued under and pursuant to an indenture, dated as of February 1, 1985, as supplemented by a First Supplemental Indenture, dated as of June 1, 1991, between the Company and The Bank of New York, as Trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which indenture and First Supplemental Indenture and all indentures supplemental thereto (collectively, the "Indenture") reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture.

Unless otherwise specified on the face hereof, the authorized denominations of Notes denominated in U.S. dollars will be U.S. $1,000 and any larger amount that is an integral multiple of U.S. $1,000. The authorized denomination of Notes denominated in a currency or currency unit other than U.S. dollars will be set forth on the face hereof.

References herein to "U.S. dollars" or to "U.S.$" are to the currency of the United States of America.

If the Specified Currency is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent based on the highest firm bid quotation for U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three recognized foreign exchange dealers in the city of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency that would otherwise be payable on such payment date in respect of all Securities denominated in such Specified Currency. If no such bid quotations are available, payments will be made in the Specified Currency unless such Specified Currency is unavailable as provided below.

If the Specified Currency is other than U.S. dollars and the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, the Company will be entitled to make payments in U.S. dollars on the basis of the noon buying rate in the city of New York for cable transfers in the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the second Business Day prior to the applicable payment date. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. dollars (i) if such Specified Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Specified Currency or (ii) if such Specified Currency is a composite currency, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate date for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency).

All currency exchange costs will be borne by the Company unless the Holder of this Note has made an election to receive all payments in a Specified Currency other than U.S. dollars. In that case, the Holder of this Note shall bear its pro-rata portion of currency exchange costs, if any, with all other electing Holders by deductions from payments otherwise due.

This Note may be redeemed prior to its Maturity Date at the option of the Company on and after the Initial Redemption Date specified on the face hereof, as a whole or in part, at an Optional Redemption Price determined as specified on the face hereof, together with accrued interest to the date fixed for redemption; provided, however, that if no Initial Redemption Date is so specified, then this Note may not be redeemed prior to its Maturity Date; provided, further, that installments of interest on this Note whose stated maturity is on or prior to any such date fixed for redemption will be payable to the Holder of this Note of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. Notice of redemption, if applicable, will be given by mail to Holders of Notes not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

In case an Event of Default, as defined in the Indenture, with respect to the Notes, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee with the written consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by a supplemental indenture (with each series voting as a class), to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and waivers without the consent of Holders, the rights of the Holders of each such series. The Holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class), by notice to the Trustee, may waive compliance by the Company with any provisions of the Indenture or the Securities of any such series except a default in the payment of the principal of or interest on any Security. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not a notation of such waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the respective obligations of the Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

The Notes are issued in registered form without coupons.

When Notes are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Notes of other authorized denominations and like tenor, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. The Company will not make any charge for any registration of transfer or exchange but may require the payment by the party requesting such registration of transfer or exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Ownership of Notes shall be proved by the register for the Notes kept by the Registrar. The Company, the Trustee and any agent of the Company may treat the person in whose name a Note is registered as the absolute owner thereof for all purposes.

No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Note, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Note shall be governed by and construed in accordance with the laws of the state of New York.

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

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(please print or typewrite name and address including postal zip code of assignee)


 the  within  Note  and  all  rights   thereunder,   hereby  irrevocably
constituting and appointing


 attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Date:                                                       Signature:



                                    NOTICE:  The  signature  to this  assignment
                                    must  correspond  with the  name as  written
                                    upon the face of the  within  instrument  in
                                    every  particular,   without  alteration  or
                                    enlargement or any change whatever.














        ATTACHMENT: ANNEX A - FLOATING INTEREST RATE PROVISIONS